Exhibit 10.2

PARENT SUPPORT AGREEMENT

This PARENT SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of April 23, 2026, by and among Kukugan Invest, a Cayman Islands exempted company (“Parent”), Miluna Acquisition Corp, a Cayman Islands exempted company (“Purchaser”), and the sole shareholder of Parent listed on Schedule A hereto (the “Parent Shareholder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, contemporaneously herewith, Purchaser, Parent, and CADV Ventures S.A., a company incorporated under the laws of Poland and a wholly-owned Subsidiary of Parent (the “Company”) have entered into that certain Business Combination Agreement (the “Business Combination Agreement”) pursuant to which, upon the terms and subject to the conditions set forth in the Business Combination Agreement, Parent will merge with and into Purchaser, with Purchaser continuing as the surviving company, as a result of which the Company shall become a wholly-owned subsidiary of Purchaser (the “Merger” and, collectively with the other transactions contemplated by the Business Combination Agreement and the Ancillary Documents, the “Transactions”);

WHEREAS, as of the date of this Agreement, each Parent Shareholder is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the issued and outstanding Parent Ordinary Shares set forth opposite such Parent Shareholder’s name on Schedule A hereto (all such securities or other equity securities, together with any classes of Parent’s shares, or other equity securities of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by such Parent Shareholder during the period from the date hereof through the termination of this Agreement are referred to herein as the “Subject Shares”); and

WHEREAS, in order to induce Purchaser to enter into the Business Combination Agreement and to consummate the Transactions, the parties hereto are executing and delivering this Agreement.

NOW, THEREFORE, in consideration of the foregoing, which are incorporated into this Agreement as if fully set forth below, and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Agreement to Vote. Each Parent Shareholder, severally and not jointly, with respect to the Subject Shares, hereby agrees (and agrees to execute such documents or certificates evidencing such agreement as Purchaser may request in connection therewith), irrevocably and unconditionally, to:

(a) when any meetings of the shareholders of Parent are held, appear at such meeting or otherwise cause the Subject Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote at any meetings of the shareholders of Parent, and in any action by written consent of the shareholders of Parent, all of the Subject Shares (i) in favor of the approval and adoption of the Business Combination Agreement, the Ancillary Documents and the Transactions, (ii) in favor of the approval and any other matter reasonably necessary to the consummation of the Transactions and considered and voted upon by the Parent Shareholder, and (iii) against (A) any Acquisition Proposal relating to an Alternative Transaction with respect to Parent and/or the Company and any and all other proposals (x) for a Business Combination involving Parent or the Company with other Person(s), (y) that could reasonably be expected to in any material respect delay or impair the ability of Parent and the Company to consummate any of the Transactions, or (z) which are in competition with or materially inconsistent with the Business Combination Agreement or the Ancillary Documents or (B) any action or proposal involving the Company or Parent that is intended, or would reasonably be expected to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Closing under the Business Combination Agreement not being fulfilled;

(c) execute and deliver all related documentation and take such other action in support of the Business Combination Agreement, the Ancillary Documents and the Transactions, as shall reasonably be requested by Purchaser, in order to carry out the terms and provisions of this Section 1, including, without limitation, the execution and delivery of any applicable Ancillary Documents, customary instruments of conveyance and transfer, and any consent, waiver, governmental filing, and any similar or related documents; and

(d) except as contemplated by the Business Combination Agreement or the Ancillary Documents, not make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote.

2. No Transfer. Each Parent Shareholder agrees that it shall not, and shall cause its Affiliates not to, except as otherwise contemplated pursuant to the Business Combination Agreement, directly or indirectly, (a) sell, assign, transfer (including by operation of law), redeem, pledge, distribute, dispose of or otherwise encumber any of the Subject Shares (collectively, a “Transfer”) or otherwise agree to do any of the foregoing, (b) deposit any Subject Shares into a voting trust, enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto, (c) enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of any Subject Shares, or (d) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations hereunder. Notwithstanding the foregoing, a Parent Shareholder may Transfer Subject Shares to (i) any Affiliate of such Parent Shareholder, (ii) any immediate family member of such Parent Shareholder (if an individual), or (iii) any trust or other entity established for estate planning purposes, in each case provided that the transferee executes a written joinder agreeing to be bound by the terms of this Agreement.

3. Transaction Financing. From the date hereof and until the termination of this Agreement, Parent shall use its reasonable best efforts to raise the PIPE Investment and the ELOC, including utilizing its Subject Shares in connection with such reasonable best efforts, including directly transferring or constructively (if applicable, pursuant to a forfeiture and reissuance) the Subject Shares to any such PIPE Investment investors and/or to any counterparty or financing source provider facilitating the ELOC.

4. Representations and Warranties. Each Parent Shareholder, severally and not jointly represents and warrants to Purchaser and the Company as follows:

(a) Such Parent Shareholder has received and reviewed a copy of the Business Combination Agreement and this Agreement and has had the opportunity to consult with their tax and legal advisors.

(b) The execution, delivery and performance by such Parent Shareholder of this Agreement and the consummation by such Parent Shareholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law or Order applicable to such Parent Shareholder or any agreement to which such Parent Shareholder is bound, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Subject Shares of such Parent Shareholder (other than pursuant to this Agreement to the extent applicable), or (iv) conflict with or result in a breach of or constitute a default under any provision of the Organizational Documents of such Parent Shareholder, if and as applicable.

(c) Such Parent Shareholder owns of record and has good, valid and marketable title to all of the Subject Shares free and clear of any Lien (other than pursuant to this Agreement to the extent applicable) and has the sole or shared power (as currently in effect) to vote the Subject Shares and has the full right, power and authority to sell, transfer and deliver the Subject Shares. Such Parent Shareholder does not own, directly or indirectly, (i) any other Parent Securities other than the Subject Shares or (ii) any options, warrants or other rights to acquire any additional shares of Parent or any security exercisable for or convertible into Parent Securities other than the Subject Shares.

(d) If such Parent Shareholder (i) is not an individual, such Parent Shareholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and has the power, authority and capacity to execute, deliver and perform this Agreement, and this Agreement has been duly authorized, executed and delivered by such Parent Shareholder; and (ii) is an individual, the signature on this Agreement is genuine, such Parent Shareholder has legal competence and capacity to execute the same.

(e) This Agreement has been duly executed and delivered by such Parent Shareholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Parent Shareholder, enforceable against Parent Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(f) There is no Action pending, or, to the knowledge of such Parent Shareholder, threatened, against such Parent Shareholder in writing that would reasonably be expected to materially impair the ability of such Parent Shareholder to perform its obligations hereunder or to consummate the transactions contemplated by this Agreement or the Transactions.

(g) Such Parent Shareholder has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

(h) Except as set forth in the Company Disclosure Schedule, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by or on behalf of such Parent Shareholder.

5. Other Covenants and Agreements.

(a) Each Parent Shareholder agrees to and shall be bound by and subject to Section 6.6 (No Solicitation), Section 6.12 (Public Announcements), Section 6.13 (Confidential Information), and Section 9.1 (Waiver of Claims Against Trust) of the Business Combination Agreement to the same extent as such provisions apply to Parent, as if such Parent Shareholder was directly party thereto.

(b) Each Parent Shareholder hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Business Combination that such Parent Shareholder may have by virtue of ownership of the Subject Shares and agrees not to commence or participate in any claim, derivative or otherwise, against Purchaser relating to the negotiation, execution or delivery of this Agreement or the Business Combination Agreement or the consummation of the Business Combination.

(c) Each Parent Shareholder agrees not to take or agree or commit to take any action that would make any representation or warranty of such Parent Shareholder contained in this Agreement inaccurate in any material respect. Each Parent Shareholder further agrees that it shall use its reasonable best efforts to cooperate with the Company and Purchaser to effect the Transactions, the Business Combination Agreement, the Ancillary Documents, and the provisions of this Agreement.

(d) Each Parent Shareholder hereby consents to the publication and disclosure in the Form F-4 or S-4, as applicable, and the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Parent or the Company to any Authority or to securityholders of Parent or the Company) of such Parent Shareholder’s identity and beneficial ownership of the Subject Shares and the nature of such Parent Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Parent or the Purchaser, a copy of this Agreement. Each Parent Shareholder will promptly provide any information reasonably requested by Parent or the Purchaser for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC). No Parent Shareholder shall issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Purchaser and Parent.

6. Termination. This Agreement, and the obligations of the Parent Shareholder under this Agreement shall automatically terminate upon the earliest of: (a) the Effective Time; (b) the termination of the Business Combination Agreement in accordance with its terms; or (c) the mutual written agreement of the Parent Shareholder, Parent, the Company and Purchaser. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

7. Miscellaneous.

(a) Except as otherwise provided herein or in the Business Combination Agreement or any Ancillary Document, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy, e-mail, facsimile or other electronic means, with affirmative confirmation of receipt, one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service, or three (3) Business Days after being mailed, if sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7(b)):

If to Purchaser, to:

Miluna Acquisition Corp

12F, No. 43, Cheng Kong Road, Sec. 4, Neihu

Taipei, Taiwan

Attention: Hao Yuan

E-mail: [Redacted]

with a copy (which shall not constitute notice) to:

Hunter Taubman Fisher & Li LLC

950 Third Avenue, 19th Floor

New York, New York 10022

Attn: Sally Yin, Esq.

Email: sally.yin@htflawyers.com

If to Parent or the Company, at or prior to the Closing:

Kukugan Invest

c/o CADV Ventures S.A.

Plac Powstańców Warszawy 2

00-030 Warsaw, Poland

Attention: Shang Ju Lin

Email: [Redacted]

with a copy (which shall not constitute notice) to:

Rimôn PC

1050 Connecticut Avenue, NW Suite 500

Washington, DC, 20036

Attn: Deborrah Klis; Mark Lee

Email: deborrah.klis@rimonlaw.com; mark.c.lee@rimonlaw.com

If to the Parent Shareholder:

To the address set forth opposite each Parent Shareholder’s name on Schedule A hereto.

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement, the Business Combination Agreement and the Ancillary Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

(e) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(f) The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties agrees that it shall not oppose the granting of an injunction, specific performance, and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with this Agreement when expressly available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with any such Order.

(g) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. All actions, suits or proceedings (collectively, “Action”) arising out of or relating to this Agreement shall be heard and determined exclusively in any federal or state court having jurisdiction located in New York, New York (or in any appellate courts thereof) (the “Specified Courts”). The parties hereto hereby (i) submit to the exclusive jurisdiction of federal or state courts within the State of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 7(b). Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(h) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(i) This Agreement may be executed and delivered (including by facsimile or electronic portable document format (.pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(j) Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(k) This Agreement shall not be effective or binding upon any Parent Shareholder until such time as the Business Combination Agreement is executed by each of the parties thereto.

(l) If, and as often as, there are any changes in Company or Parent Ordinary Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Company, Parent, the Parent Shareholder and the Subject Shares as so changed, and the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction.

(m) The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(n) Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Purchaser, Parent, the Parent Shareholder (acting by majority in interest of the Subject Shares), and the Company. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(o) Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(p) This Agreement is intended to create a contractual relationship among Parent, the Parent Shareholder, the Company and Purchaser, and is not intended to create, and does not create, any agency, partnership, joint venture, or any like relationship among the parties hereto or among any other shareholders of Parent entering into voting agreements with Parent, the Company or Purchaser. Each Parent Shareholder has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in Parent Shareholder, Parent, the Company or Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PURCHASER:

MILUNA ACQUISITION CORP

By:	/s/ Hao Yuan
Name:	Hao Yuan
Title:	Chief Executive Officer

PARENT:

KUKUGAN INVEST

By:	/s/ Shang Ju Lin
Name:	Shang Ju Lin
Title:	Director

PARENT SHAREHOLDER:

By:	/s/ Shang Ju Lin
Name:	Shang Ju Lin

[Signature Page to Parent Support Agreement]

Schedule A